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                              INDEMNIFICATION AGREEMENT

    THIS AGREEMENT is entered into as of __________________________, 1997 between Scoop, Inc., a California corporation, (the "Corporation"), and _____________________________________________ ("Indemnitee").

                                       RECITALS

    A. The Corporation believes that it is essential to its best interests to attract and retain highly capable persons to serve as directors, officers, and agents.

    B. Indemnitee is or has been selected to be a director, officer, or agent of the Corporation.

    C. The Corporation and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors, officers, and other agents of the Corporation.

    D. The Corporation and Indemnitee recognize the increasing difficulty in obtaining adequate directors' and officers' liability insurance, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

    E. In recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's service to the Corporation, and in order to induce Indemnitee to provide or continue to provide services to the Corporation as a director, officer, or agent, the Corporation wishes to provide in this Agreement for the indemnification and the advancing of expenses to Indemnitee to the fullest extent permitted by law and as set forth in this Agreement and, to the extent applicable, insurance is maintained for the coverage of Indemnitee under the Corporation's policies of directors' and officers' liability insurance.

    IN CONSIDERATION of the foregoing and of Indemnitee's providing services to the Corporation directly or, at its request, with another enterprise, the parties agree as follows:

    1.   DEFINITIONS.

    (a)  Board:  The board of directors of the Corporation.

    (b) Change in Control: A state of affairs that shall be deemed to have occurred if, after the date of this Agreement,

         (i) Any person becomes the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities representing twenty percent (20%) or more of the total voting power of the Corporation's then-outstanding Voting Securities;

         (ii) During any period of two consecutive years, individuals who, at the beginning of such period constitute the board, together with any new director whose election by the board or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then in office either who were directors at the


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beginning of the two-year period, or whose election or nomination was previously so approved, cease for any reason to constitute a majority of the board;

         (iii) The shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation that would result in the Voting Securities of the Corporation outstanding immediately before such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or

         (iv) The shareholders of the Corporation approve a plan of complete liquidation of the Corporation, or an agreement for the sale or disposition by the Corporation (whether in one transaction or a series of transactions) of all or substantially all of the Corporation's assets.

    (c)  Expenses:

         (i) Any expense, liability, or loss, including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, or amounts paid or to be paid in settlement;

         (ii) Any interest, assessments, or other charges imposed on any of the items in subparagraph (i) above; and

         (iii) Any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any proceeding relating to any indemnifiable event.

    (d) Indemnifiable Event: Any event or occurrence that takes place either before or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or an officer of the Corporation, or while a director or officer is or was serving at the request of the Corporation as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Corporation or another enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity, whether the basis of the proceeding is an alleged action in an official capacity as a director, officer, employee, or agent, or in any other capacity while serving as a director, officer, employee, or agent of the Corporation, as described in this paragraph.

    (e)  Independent Counsel:  The person or body appointed in connection with item 3.

    (f) Person: "Person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation acting in such capacity or a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of shares of the Corporation at the date of this Agreement.

    (g) Participant: A Person who is a party to, or witness or participant (including on appeal) in, a proceeding.


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    (h)  Potential Change in Control:  A state of affairs that shall be deemed to exist if:

         (i) The Corporation enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control;

         (ii) Any Person (including the Corporation) announces publicly an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control;

         (iii) Any Person who, after the date of this Agreement, becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 10 percent or more of the combined voting power of the Corporation's then-outstanding Voting Securities, increases his or her beneficial ownership of such securities by five percent (5%) or more over the percentage owned by such Person on the date of this Agreement; or

         (iv) The board adopts a resolution to the effect that, for purposes of this Agreement, a potential Change in Control has occurred.

    (i) Proceeding: Any threatened, pending, or completed action, suit, or proceeding, or any inquiry, hearing or investigation, whether conducted by the Corporation or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.

    (j) Reviewing Party: The person or body appointed in accordance with paragraph 3.

    (k) Voting Securities: Any securities of the Corporation that have the right to vote generally in the election of directors.

    2.   AGREEMENT TO INDEMNIFY.

    (a) General Agreement. In the event Indemnitee was, is, or becomes a Participant in, or is threatened to be made a Participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Corporation shall indemnify the Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than were permitted before this Agreement). The parties to this Agreement intend indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Corporation's articles of incorporation, its bylaws, a vote of its shareholders or disinterested directors, or applicable law.

    (b) Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification under this Agreement in connection with any Proceeding initiated by Indemnitee against the Corporation or any director or officer of the Corporation unless (i) the Corporation has joined in or the Board has consented to the initiation of such Proceeding; (ii) the Proceeding is one to enforce indemnification rights under paragraph 5; or (iii) the Proceeding is instituted after a Change in Control and Independent Counsel has approved its initiation.

    (c) Expense Advances. If so requested by Indemnitee, the Corporation shall within ten business days of such request, advance all Expenses to Indemnitee (an "Expense advance").


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Notwithstanding the foregoing, to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Corporation shall be entitled to be reimbursed by Indemnitee for all such amounts, and Indemnitee hereby agrees to reimburse the Corporation promptly for the same. If Indemnitee has commenced legal Proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law as provided in paragraph 4, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding, and Indemnitee shall not be required to reimburse the Corporation for any Expense advance until a final judicial determination is made (as to which all rights of appeal have been exhausted or have lapsed). Indemnitee's obligation to reimburse the Corporation for Expense advances shall be unsecured and no interest shall be charged thereon.

    (d) Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter in such Proceeding, Indemnitee shall be indemnified against all Expenses incurred in connection with such issue, matter, or event.

    (e) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for a portion of Expenses, but not for the total amount of Expenses, the Corporation shall indemnify the Indemnitee for the portion to which Indemnitee is entitled.

    (f) Prohibited Indemnification. No indemnification under this Agreement shall be paid by the Corporation on account of any Proceeding in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation under the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state, or local laws.

    3. Reviewing Party. Before any Change in Control, the Reviewing Party shall be any appropriate Person or body consisting of a member or members of the board or any other Person or body appointed by the board who is not a party to the Proceeding with respect to which Indemnitee is seeking indemnification; after a Change in Control, the Reviewing Party shall be the Independent Counsel. With respect to all matters arising after a Change in Control (other than a Change in Control approved by a majority of the directors of the board who were directors immediately before the Change in Control) concerning the rights of Indemnitee to indemnity payments and Expense advances under this Agreement or any other agreement or under applicable law or the Corporation's articles of incorporation or bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Corporation shall seek legal advice only from Independent Counsel selected by Indemnitee and approved by the Corporation, the approval of whom shall not be unreasonably withheld, and who has not otherwise performed services for the Corporation or Indemnitee (other than in connection with indemnification matters) within the last five years. The Independent Counsel shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's rights under this Agreement. The counsel, among other things, shall render a written opinion to the Corporation and Indemnitee as to whether and to what extent Indemnitee should be permitted to be indemnified under applicable law. The Corporation agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such


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

counsel against any and all Expenses, including attorneys' fees, claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel under this Agreement.

    4.   INDEMNIFICATION PROCESS AND APPEAL.

    (a) Indemnification Payment. Indemnitee shall receive indemnification of Expenses from the Corporation in accordance with this Agreement as soon as practicable after Indemnitee has made written demand on the Corporation for indemnification, unless the Reviewing Party has given a written opinion to the Corporation that Indemnitee is not entitled to indemnification under this Agreement or applicable law.

    (b) Suit To Enforce Rights. Regardless of any action by the Reviewing Party, if Indemnitee has not received full indemnification within 30 days after making a demand in accordance with subparagraph (a) above, Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court in the State of California seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect of the Agreement. The Corporation hereby consents to service of process and to appear in any such Proceeding. Any determination by the Reviewing Party not challenged by Indemnitee shall be binding on the Corporation and Indemnitee. The remedy provided in this paragraph shall be in addition to any other remedies available to Indemnitee in law or equity.

    (c) Defense to Indemnification, Burden of Proof, and Presumptions. It shall be a defense to any action brought by Indemnitee against the Corporation to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition when the required undertaking has been tendered to the Corporation) that it is not permissible under this Agreement or applicable law for the Corporation to indemnify the Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified under this Agreement, the burden of proving such a defense or determination shall be on the Corporation. Neither the failure of the Reviewing Party or the Corporation (including its board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or Corporation (including its board, independent legal counsel, or its shareholders) that Indemnitee had not met such applicable standard of conduct shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit, or Proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or on a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief, or that a court has determined that indemnification is not permitted by applicable law.

    (d) Selection of Counsel. In the event the Corporation shall be obligated under this Agreement to pay the Expenses of any Proceeding against Indemnitee, the Corporation, if appropriate, shall be entitled to assume the defense of any such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval


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

of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ his or her own counsel in any such Proceeding at Indemnitee's expense, and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Corporation, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of any such defense or (C) the Corporation shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the Expenses of Indemnitee's counsel shall be paid by the Corporation.

    5. INDEMNIFICATION FOR EXPENSES INCURRED IN ENFORCING RIGHTS. The Corporation shall indemnify the Indemnitee against any and all Expenses. If requested by Indemnitee, the Corporation shall, within ten business days of such request, advance to Indemnitee such Expenses as are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for:

    (a) Indemnification of Expenses or advances of Expenses by the Corporation under this Agreement or any other agreement or under applicable law or the Corporation's articles of incorporation or bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, or

    (b) Recovery under directors' and officers' liability insurance policies maintained by the Corporation for amounts paid in settlement if the Independent Counsel has approved the settlement.

The Corporation shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor Indemnitee will unreasonably withhold its consent to any proposed settlement. The Corporation shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Corporation was not given a reasonable and timely opportunity, at its Expense, to participate in the defense of such action; however, the Corporation's liability under this Agreement shall not be excused if its participation in the Proceeding was barred by this Agreement.

    6. ESTABLISHMENT OF TRUST. In the event of a Change in Control or a Potential Change in Control, the Corporation shall, upon written request by Indemnitee, create a trust for the benefit of the Indemnitee ("the Trust") and from time to time, upon written request of Indemnitee, shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in, and/or defending any Proceeding relating to an Indemnifiable Event. The amount or amounts to be deposited in the Trust under the foregoing funding obligation shall be determined by the Reviewing Party.
The terms of the Trust shall provide that on a Change in Control, (i) the Trust shall not be revoked or the principal invaded without the written consent of the Indemnitee, (ii) the Trustee shall advance, within ten business days of a request by the Indemnitee, all Expenses to the Indemnitee (provided that the Indemnitee hereby agrees to reimburse the Trust under the same circumstances for which the Indemnitee would be required to reimburse the Corporation under subparagraph 2(c) above), (iii) the Trust shall continue to be funded by the Corporation in accordance with the funding obligation set forth in this paragraph, (iv) the Trustee shall promptly pay to the Indemnitee all


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amounts for which the Indemnitee shall be entitled to indemnification under this
Agreement or otherwise, and (v) all unexpended funds in the Trust shall revert to the Corporation on a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by the Indemnitee. Nothing in this paragraph shall relieve the Corporation of any of its obligations under this Agreement. All income earned on the assets held in the Trust shall be reported as income by the Corporation for federal, state, local, and foreign tax purposes. The Corporation shall pay all costs of establishing and maintaining the Trust, and shall indemnify the Trustee against any and all Expenses (including attorneys' fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.

    7. NONEXCLUSIVITY. The rights of Indemnitee under this Agreement shall be in addition to any other rights Indemnitee may have under the Corporation's articles of incorporation, bylaws, applicable law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Corporation's articles of incorporation, bylaws, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits afforded by such change.

    8. LIABILITY INSURANCE. To the extent the Corporation maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Corporation director or officer.

    9. PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation or any affiliate of the Corporation against Indemnitee, Indemnitee's spouse, heirs, executors, or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances. Any claim or cause of action of the Corporation or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

    10. AMENDMENT OF THIS AGREEMENT. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties to this Agreement. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided in this Agreement, no failure to exercise or any delay in exercising any right or remedy shall constitute a waiver.

    11. SUBROGATION. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

    12. NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to


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the extent Indemnitee has otherwise received payment (under any insurance policy, bylaw, or otherwise) of the amounts otherwise indemnifiable under this Agreement.

    13. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Corporation), assigns, spouses, heirs, and personal and legal representatives. The Corporation shall require and cause any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Corporation or both, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.

    14. SEVERABILITY. If any portion of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

    15. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to contracts made and to be performed in this state without giving effect to the principles of conflicts of laws.

    16. NOTICES. All notices, demands, and other communications required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Corporation at:

                        Scoop, Inc.
                        2540 Red Hill Ave., Suite 100
                        Santa Ana, California 92705
                        Attn: General Counsel

and to Indemnitee at:

                        __________________________________
                        __________________________________
                        __________________________________
                        Attn:_____________________________

Notice of change of address shall be effective only when given in accordance with this agreement. All notices complying with this paragraph shall be deemed to have been received on the date of delivery or on the third business day after mailing.


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    IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

SCOOP, INC.

    By:
        ------------------------------------



INDEMNITEE


       -------------------------------------


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